(h)(3)(E)(i)

AMENDED SCHEDULE A

with respect to the

AMENDED AND RESTATED

THE BANK OF NEW YORK-WILSHIRE ATLAS/AXIOM ATTRIBUTION

AND RISK ANALYSIS SYSTEM FEE ALLOCATION AGREEMENT

ING ASIA PACIFIC HIGH DIVIDEND	ING INVESTORS TRUST
EQUITY INCOME FUND	ING BlackRock Health Sciences Opportunities
ING EMERGING MARKETS HIGH	Portfolio1
ING BlackRock Inflation Protected Bond
DIVIDEND EQUITY FUND	Portfolio
ING EQUITY TRUST	ING BlackRock Large Cap Growth Portfolio1
ING Bond Portfolio
ING Growth Opportunities Fund	ING Clarion Global Real Estate Portfolio
ING Large Cap Value Fund	ING Clarion Real Estate Portfolio
ING MidCap Opportunities Fund	ING FMRSM Diversified Mid Cap Portfolio1
ING Mid Cap Value Fund	ING Franklin Income Portfolio
ING Real Estate Fund	ING Franklin Mutual Shares Portfolio1
ING SmallCap Opportunities Fund	ING Global Resources Portfolio1
ING FUNDS TRUST	ING Invesco Growth and Income Portfolio1
ING JPMorgan Emerging Markets Equity
ING Floating Rate Fund	Portfolio1
ING GNMA Income Fund	ING JPMorgan Small Cap Core Equity
ING High Yield Bond Fund	Portfolio1
ING Intermediate Bond Fund	ING Large Cap Growth Portfolio
ING Short Term Bond Fund	ING Large Cap Value Portfolio
ING Strategic Income Fund	ING Limited Maturity Bond Portfolio1
ING Liquid Assets Portfolio1
ING GLOBAL ADVANTAGE AND	ING Marsico Growth Portfolio1
PREMIUM OPPORTUNITY FUND	ING MFS Total Return Portfolio1
ING GLOBAL EQUITY DIVIDEND AND	ING MFS Utilities Portfolio
INIG Morgan Stanley Global Franchise
PREMIUM OPPORTUNITY FUND	Portfolio1
ING Multi-Manager Large Cap Core Portfolio1
ING INFRASTRUCTURE, INDUSTRIALS	ING PIMCO High Yield Portfolio1
AND MATERIALS FUND	ING PIMCO Total Return Bond Portfolio1
ING T. Rowe Price Capital Appreciation
ING INTERNATIONAL HIGH DIVIDEND	Portfolio1
EQUITY INCOME FUND	ING T. Rowe Price Equity Income Portfolio1
ING T. Rowe Price International Stock
Portfolio
ING Templeton Global Growth Portfolio1
ING U.S. Stock Index Portfolio1

1Under the terms of the Management Agreement between ING Investors Trust and Directed Services LLC, the Fund is subject to a "unified fee" arrangement. Accordingly, the portion of Wilshire Fees allocated to the Fund under the Agreement will be borne directly by Directed Services LLC as provided in the Management Agreement.

ING MUTUAL FUNDS	ING PRIME RATE TRUST
ING Diversified Emerging Markets Debt Fund	ING RISK MANAGED NATURAL
ING Emerging Markets Equity Dividend Fund
ING Emerging Markets Equity Fund	RESOURCES FUND
ING Global Bond Fund	ING SENIOR INCOME FUND
ING Global Equity Dividend Fund
ING Global Natural Resources Fund	ING SEPARATE PORTFOLIOS TRUST
ING Global Opportunities Fund
ING Global Real Estate Fund	ING Emerging Markets Corporate Debt Fund
ING International Core Fund	ING Emerging Markets Hard Currency Debt
ING International Real Estate Fund	Fund
ING International Small Cap Fund	ING Emerging Markets Local Currency Debt
ING International Value Equity Fund	Fund
ING Multi-Manager International Equity Fund	ING Investment Grade Credit Fund
ING Russia Fund	ING STRATEGIC ALLOCATION

ING PARTNERS, INC.	PORTFOLIOS, INC.
ING American Century Small-Mid Cap Value	ING Strategic Allocation Conservative
Portfolio	Portfolio
ING Baron Growth Portfolio	ING Strategic Allocation Growth Portfolio
ING Columbia Contrarian Core Portfolio	ING Strategic Allocation Moderate Portfolio
ING Columbia Small Cap Value II Portfolio	ING VARIABLE INSURANCE TRUST
ING Global Bond Portfolio
ING Invesco Comstock Portfolio	ING GET U.S. Core Portfolio – Series 13
ING Invesco Equity and Income Portfolio	ING GET U.S. Core Portfolio – Series 14
ING JPMorgan Mid Cap Value Portfolio	ING VARIABLE PRODUCTS TRUST
ING Oppenheimer Global Portfolio
ING PIMCO Total Return Portfolio	ING International Value Portfolio
ING Pioneer High Yield Portfolio	ING MidCap Opportunities Portfolio
ING T. Rowe Price Diversified Mid Cap	ING SmallCap Opportunities Portfolio
Growth Portfolio
ING T. Rowe Price Growth Equity Portfolio
ING Templeton Foreign Equity Portfolio

1Under the terms of the Management Agreement between ING Investors Trust and Directed Services LLC, the Fund is subject to a "unified fee" arrangement. Accordingly, the portion of Wilshire Fees allocated to the Fund under the Agreement will be borne directly by Directed Services LLC as provided in the Management Agreement.

AMENDED SCHEDULE B

ING BALANCED PORTFOLIO, INC	ING VARIABLE PORTFOLIOS, INC.
ING Balanced Portfolio	(continued)
ING INTERMEDIATE BOND	ING FTSE 100 Index® Portfolio
ING Global Value Advantage Portfolio
PORTFOLIO	ING Hang Seng Index Portfolio
ING SERIES FUND, INC.	ING Index Plus LargeCap Portfolio
ING Index Plus MidCap Portfolio
ING Capital Allocation Fund	ING Index Plus SmallCap Portfolio
ING Core Equity Research Fund	ING International Index Portfolio
ING Corporate Leaders 100 Fund	ING Japan TOPIX Index® Portfolio
ING Global Target Payment Fund	ING RussellTM Large Cap Growth Index
ING Large Cap Growth Fund	Portfolio
ING Small Company Fund	ING RussellTM Large Cap Index Portfolio
ING SMID Cap Equity Fund	ING RussellTM Large Cap Value Index
Portfolio
ING VARIABLE FUNDS	ING RussellTM Mid Cap Growth Index
ING Growth and Income Portfolio	Portfolio
ING RussellTM Mid Cap Index Portfolio
ING VARIABLE PORTFOLIOS, INC.	ING RussellTM Small Cap Index Portfolio
ING Australia Index Portfolio	ING Small Company Portfolio
ING Emerging Markets Index Portfolio	ING U.S. Bond Index Portfolio
ING Euro STOXX 50® Index Portfolio

3